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Exhibit 10.1

LEASE

(COMMERCIAL)

Made the 1st day of April, 2011.

B E T W E E N :

CRANBERRY COVE HOLDINGS LTD.

(the "Landlord")

- and -

GREENESTONE CLINIC MUSKOKA INC.

(the "Tenant")

In consideration of the rents, covenants and obligations stipulated herein the Landlord and the Tenant have agreed to enter into a Lease of those certain lands and premises (the "Premises") located near the town of Bala, in the Township of Muskoka Lakes, District Municipality of Muskoka and Province of Ontario as more particularly described in Schedules “A” and “B”annexed to this Lease, municipally known as 3571 Muskoka Road 169, Bala, Township of Muskoka Lakes. The Premises include:

(a)	any and all of the buildings and property located on the property described in Schedule “A”;

1.	GRANT OF LEASE

1.1	The Landlord leases the Premises to the Tenant:

(i)	at the Rent set forth in Section 2;.

(ii)	for the Term set forth in Section 3; and.

(iii)	subject to the conditions and in accordance with the covenants, obligations and agreements herein.

2.	RENT

2.1	Rent means the amounts payable by the Tenant to the Landlord pursuant to this

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Section and includes Additional Rent.

2.2	The Tenant covenants to pay to the Landlord, during the Term of this Lease Rent as follows:

(i)	from April 1, 2011 to September 30, 2011, the sum of $120,000.00, payable in equal monthly payments of $20,000.00 on the 1st day of each month starting April 1, 2011 until September 1, 2011.
(ii)	from October 1, 2011 until March 31, 2012 the sum of $168,000.00, payable in equal monthly payments of $28,000.00 on the 1st day of each month starting October 1, 2011 until March 1, 2012.
(iii)	from April 1, 2012 until September 30, 2012 the sum of $216,000.00, payable in equal monthly payments of $36,000.00 on the 1st day of each month starting April 1, 2011 until September 1, 2012.
(iv)	from October 1, 2012 until March 31, 2013 the sum of $168,000.00, payable in equal monthly payments of $44,000.00 on the 1st day of each month starting October 1, 2012 until March 1, 2013.
(v)	from April 1, 2013 until March 31, 2016 the sum of $1,980,000.00, payable in equal monthly payments of $55,000.00 on the 1st day of each month starting April 1, 2013 until March 1, 2016.

2.3	The Tenant acknowledges and agrees that H.S.T is in addition to the rents stipulated in 2.2 above.

2.4	The Tenant further covenants to pay all other sums required by this Lease to be paid by him and agrees that all amounts payable by the Tenant to the Landlord or to any other party pursuant to the provisions of this Lease shall be deemed to be additional rent ("Additional Rent") whether or not specifically designated as such in this Lease.

2.5	The Landlord and Tenant agree that it is their mutual intention that this Lease shall be a net lease for the tenant and that the tenant shall, during the Term of this Lease, be required to make all payments in respect of the Premises and to effect the said intention of the parties the Tenant promises to pay all expenses related to the Premises as Additional Rent, including but not limited to the following;

(i)(a)	Property taxes, business taxes and licences;

b)	Business and liability insurance for the Premises and the buildings thereon and the buildings shall be covered for a value of no less than $5,000,000.00 and liability insurance of no less than $5,000,000.00;

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(c)	services supplied to the Premises, including propane, electricity and the cost of obtaining water;

(d)	goods and services taxes, and any other taxes imposed on the Landlord or the Tenant respecting the Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease;

(e)	all other charges, impositions, costs and expenses of every nature and kind whatsoever that are incurred in the operation of the business on the Premises;

(ii)	and if any of the foregoing charges are invoiced directly to the Tenant, the Tenant shall pay same as and when they become due and shall produce proof of payment to the Landlord immediately if requested to do so:

(a)	but the Tenant may contest or appeal any such charges at the Tenant's own expense;

(iii)	and the Tenant hereby agrees to indemnify and protect the Landlord from any liability accruing to the Landlord in respect of the expenses payable by the Tenant as provided for herein;

(iv)	and if the Tenant fails to make any of the payments required by this Lease then the Landlord may make such payments and charge to the Tenant as Additional Rent the amounts paid by the Landlord:

(a)	and if such charges are not paid by the Tenant on demand the Landlord shall be entitled to the same remedies and may take the same steps for recovery of the unpaid charges as in the event of Rent in arrears.

2.5	Additional Rent shall be payable in monthly instalments in advance on the first day of each and every month of the Term and on the basis of the Landlord's estimates from time to time of the amount due. The Landlord shall at least once each year provide the Tenant with a statement providing such information as may be required to calculate accurately the amounts payable by the Tenant as Additional Rent. In the event that any such statement indicates that the amounts paid by the Tenant for Additional Rent are either more or less than the amount required pursuant to the statement then an adjustment shall be made between the parties within fifteen (15) days of delivery of such statement.

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2.6	All payments to be made by the Tenant pursuant to this Lease shall be delivered to the Landlord at the Landlord's address for service set out in Section 15 or to such other place as the Landlord may from time to time direct in writing.

2.7	All Rent in arrears and all sums paid by the Landlord for expenses incurred which should have been paid by the Tenant shall bear interest from the date payment was due, or made, or expense incurred at a rate per annum equal to the prime commercial lending rate of the Landlord's bank plus two (2) percent.

2.8	The Tenant acknowledges and agrees that the payments of Rent provided for in this Lease shall be made without any deduction for any reason whatsoever unless expressly allowed by the terms of this Lease or agreed to by the Landlord in writing:

(i)	and no partial payment by the Tenant which is accepted by the Landlord shall be considered as other than a partial payment on account of Rent owing and shall not prejudice the Landlord's right to recover any Rent owing.

3.	TERM, POSSESSION AND EARLY TERMINATION

3.1	The Tenant shall have possession of the Premises for a period of five years commencing on the 1st day of April 2011 and ending on the 31st day of March, 2016 (the "Term").

3.2	Subject to the Landlord's rights under this Lease, and as long as the Lease is in good standing the Landlord covenants that the Tenant shall have quiet enjoyment of the Premises during the Term of this Lease without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming through the Landlord.

3.3	At the sole discretion of the Tenant, Tenant shall have the right to terminate this lease at the end of the first year of the term by giving written notice to the Landlord no later than January 31, 2012, and at the end of the second year of the term by giving written notice to the Landlord no later than January 31, 2013.

4.	ASSIGNMENT

4.1	The Tenant shall not assign this Lease or sublet or part with possession of the whole or any part of the Premises.

4.2	If the party originally entering into this Lease as Tenant is a corporation then:

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(i)	the Tenant shall not be entitled to deal with its authorized or issued capital or that of an affiliated company in any way that results in a change in the effective voting control of the Tenant unless the Landlord first consents in writing to the proposed change;

(ii)	if any change is made in the control of the Tenant corporation without the written consent of the Landlord then the Landlord shall be entitled to treat the Tenant as being in default and to exercise the remedies stipulated in paragraph 10(2) of this Lease and any other remedies available in law;

(iii)	the Tenant agrees to make available to the Landlord or his authorized representatives the corporate books and records of the Tenant for inspection at reasonable times.

5.	USE

5.1	During the Term of this Lease the Premises shall not be used for any purpose other than for the purposes of the operation of a in patient mental health and addiction treatment and recovery centre. In connection with the business to be conducted by the Tenant on the Premises, the Tenant may use the advertised name “GreeneStone Clinic” in conjunction with the operating name chosen by the Tenant. The Landlord is required to approve any other name used in the operation of the business. Notwithstanding the foregoing, the Tenant acknowledges and agrees that the aforesaid name and any new name used in the operation of the business is the property of the Landlord and the Tenant will not acquire any rights in such name and upon the expiration or earlier termination of this Lease, the Tenant will abandon or assign to the Landlord any such rights which the Tenant may acquire by operation of law in such name and will promptly execute any documents required by the Landlord to give effect to the foregoing.

5.2	The Tenant shall not do or permit to be done at the Premises anything which may:

(i)	constitute a nuisance;

(ii)	cause damage to the Premises;

(iii)	cause injury or annoyance to occupants of neighbouring premises;

(iv)	make void or voidable any insurance upon the Premises;

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(v)	constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises.

6.	REPAIR AND MAINTENANCE

6.1	The Tenant covenants that during the Term of this Lease the Tenant shall keep in good condition the Premises including, without limitation, all alterations and additions made thereto, all systems and equipment serving same, all structural elements thereof, the roof and roof membrane, and shall, with or without notice, promptly make all needed repairs and all necessary replacements as would a prudent owner but the Tenant shall not be liable for repairs attributable to reasonable wear and tear, or to damage caused by fire, lightning or storm.

6.2	The Tenant shall permit the Landlord or a person authorized by the Landlord to enter the Premises to examine the condition thereof and view the state of repair at reasonable times:

(i)	and if upon such examination repairs or replacements are found to be necessary, written notice of the repairs or replacements required shall be given to the Tenant by or on behalf of the Landlord and the Tenant shall make the necessary repairs or replacements within the time specified in the notice;

(ii)	and if the Tenant refuses or neglects to keep the Premises in good repair the Landlord may, but shall not be obliged to, make any necessary repairs or replacements, and shall be permitted to enter the Premises, by himself or his servants or agents, for the purpose of effecting the repairs or replacements without being liable to the Tenant for any loss, damage or inconvenience to the Tenant in connection with the Landlord's entry and repairs:

(a)	and if the Landlord makes repairs or replacements the Tenant shall pay the cost of them immediately as Additional Rent.

6.3	Upon the expiry of the Term or other determination of this Lease the Tenant agrees peaceably to surrender the Premises, including any alterations or additions made thereto, to the Landlord in a state of good repair, reasonable wear and tear and damage by fire, lighting and storm only excepted.

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6.4	The Tenant shall immediately give written notice to the Landlord of any substantial damage that occurs to the Premises from any cause.

6.5	The Tenant covenants and agrees to utilize the Premises and operate its business in a manner so that no part of the Premises or surrounding lands are used to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances, except in strict compliance with all applicable federal, provincial and municipal statutes, by-laws, regulations, orders, guidelines, policies, directives and ordinances including, without limitation, environmental, land use and occupational and health and safety statutes, by-laws, regulations, orders, guidelines, policies, directives and ordinances. Further the Tenant hereby covenants and agrees to indemnify and save harmless the Landlord and those for whom the Landlord is in law responsible from any and all losses, costs, claims, damages, liabilities, expenses or injuries caused or contributed to by any Hazardous Substances which are at any time located, stored or incorporated in any part of the Premises. The Tenant hereby agrees that the Landlord or its authorized representatives shall have the right at the Tenant's expense, payable as Additional Rent within fifteen (15) days of receipt of an invoice therefore, to conduct such environmental site reviews and investigations as it may deem necessary for the purposes of ensuring compliance with this subclause (5). The Tenant's obligations pursuant to this subclause (5) shall survive the expiration or earlier termination of the Term. For the purposes of this subclause (5) the term "Hazardous Substances" means any contaminant, pollutant, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, hazardous waste, flammable, explosive or radioactive material, urea formaldehyde foam insulation, asbestos, PCB's or any other substances or materials that are declared or defined to be hazardous, toxic, contaminants or pollutants in or pursuant to any applicable federal, provincial or municipal statute, by-law, regulation, order, guideline, policy, directive or ordinance.

7.	ALTERATIONS AND ADDITIONS

7.1	If the Tenant, during the Term of this Lease, desires to make any alterations or additions to the Premises, including but not limited to: erecting partitions, attaching equipment, and installing necessary furnishings or additional equipment for the Tenant's business, the Tenant may do so at his own expense, at any time and from time to time, if the following conditions are met:

(i)	before undertaking any alteration or addition the Tenant shall submit to the Landlord a plan showing the proposed alterations or additions and the Tenant shall not proceed to make any alteration or addition unless the Landlord has

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approved the plan, and the Landlord shall not unreasonably or arbitrarily withhold his approval:

(ii)	any and all alterations or additions to the Premises made by the Tenant must comply with all applicable building code standards and by-laws of the municipality in which the Premises are located and without limiting the generality of the foregoing, the Tenant shall be responsible prior to commencing any such alterations or additions to obtain at its sole cost and expense all requisite building permits, licenses and municipal approvals.

7.2	The Tenant shall be responsible for and pay the cost of any alterations, additions, installations or improvements that any governing authority, municipal, provincial or otherwise, may require to be made in, on or to the Premises.

7.3	No sign, advertisement or notice shall be inscribed, painted or affixed by the Tenant, or any other person on the Tenant's behalf, on any part of the inside or outside of the Premises unless the sign, advertisement or notice has been approved in every respect by the Landlord and the Tenant obtains at its sole cost and expense all requisite municipal approvals, licenses and permits.

7.4	All alterations and additions to the Premises made by or on behalf of the Tenant, other than the Tenant's trade fixtures, furniture and equipment shall immediately become the property of the Landlord without compensation to the Tenant.

7.5	The Tenant agrees, at his own expense and by whatever means may be necessary, immediately to obtain the release or discharge of any encumbrance that may be registered against the Premises in connection with any additions or alterations to the Premises made by the Tenant or in connection with any other activity of the Tenant.

7.6	If the Tenant has complied with its obligations according to the provisions of this Lease, the Tenant may remove its trade fixtures, furniture and equipment at the end of the Term or other termination of this Lease and the Tenant covenants that he will make good and repair or replace as necessary any damage caused to the Premises by the removal of the Tenant's trade fixtures, furniture and equipment.

7.7	Other than as provided in paragraph 7(6) above, the Tenant shall not, during the Term of this Lease or anytime thereafter remove from the Premises any trade fixtures, furniture, equipment or other goods and chattels of the Tenant except in the following circumstances:

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(i)	the removal is in the ordinary course of business;

(ii)	the trade fixture, furniture or equipment has become unnecessary for the Tenant's business or is being replaced by a new or similar trade fixture, furniture or equipment; or

(iii)	the Landlord has consented in writing to the removal;

but in any case the Tenant shall make good any damage caused to the Premises by the installation or removal of any trade fixtures, furniture, equipment, partitions, furnishings and any other objects whatsoever brought onto the Premises by the Tenant.

7.8	The Tenant shall, at his own expense, if requested by the Landlord, remove at the end of the Term or other termination of this Lease, all its trade fixtures, furniture and equipment and all additions or improvements made by or on behalf of the Tenant to the Premises during the Term and shall repair all damage caused by the installation or removal or both.

7.9	The Tenant shall not bring onto the Premises or any part of the Premises any machinery, equipment or any other thing that might in the opinion of the Landlord, by reason of its weight, size or use, damage the Premises or overload the floors of the Premises and if the Premises are damaged or overloaded the Tenant shall restore the Premises immediately or pay to the Landlord the cost of restoring the Premises.

8.	INSURANCE

8.1	During the Term of this Lease the Tenant shall maintain with respect to the Premises, insurance coverage insuring against:

(i)	loss or damage by fire, lightning, storm and other perils that may cause damage to the Premises or the property of the Landlord located in the Premises as are commonly provided for as extended perils coverage or as may be reasonably required and obtained by the Landlord:

(a)	and the insurance policy shall provide coverage on a replacement cost basis;

(ii)	liability for bodily injury or death or property damage sustained by third

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parties up to such limits as the Landlord in its sole discretion deems advisable;

(iii)	rental income protection insurance with respect to fire and other perils;

(a)	but such insurance and any payment of the proceeds thereof to the Landlord shall not relieve the Tenant of its obligations to continue to pay Rent during any period of rebuilding, replacement, repairing or restoration of the Premises except as provided in Section 9.

8.2	The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whether in respect of damage to person or property, arising out of or occasioned by the maintenance, use or occupancy of the Premises. The Tenant further covenants to indemnify the Landlord with respect to any encumbrance on or damage to the Premises occasioned by or arising from the act, default, or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees:

(i)	and the Tenant agrees that the foregoing indemnity shall survive the termination of this Lease notwithstanding any provisions of this Lease to the contrary.

8.3	The Tenant shall throughout the Term, at its own cost and expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord and any mortgagee or chargee of the Landlord's interest in the Premises as their respective interests may appear, the following insurance:

(i)	Insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable (including all leased chattels) and which is located within the Premises in an amount of not less than ninety percent (90%) of the full replacement value thereof and with coverage against at least the perils of fire and standard extended coverage including sprinkler leakages (where applicable);

(ii)	Broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in the amount of not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises;

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(iii)	Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against by the Tenant hereunder;

(iv)	Public liability and property damage insurance including personal injury liability, tenant legal liability, contractual liability and owners' protective insurance coverage with respect to the Premises. Such policies shall be written on a comprehensive basis within inclusive limits of not less than Five Million Dollars ($5,000,000.) for bodily injury or property damage or such higher limits as the Landlord or any mortgagee or chargee of the Landlord's interest in the Premises may reasonably require from time to time;

(v)	Any other form of insurance as the Tenant or the Landlord or any mortgagee or chargee of the Landlord's interest in the Premises may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would insure.

8.4	All policies required to be written on behalf of the Tenant pursuant to subclause (3) above shall contain any mortgagee or chargee of the Landlord's interest in the Premises standard mortgage clause, if required by any such mortgagee or chargee, and shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

8.5	All policies required to be written on behalf of the Tenant pursuant to subclause (3) above shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance on the Landlord's standard form or if required by the Landlord or any mortgagee or chargee of the Landlord's interest in the Premises, certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord and any mortgagee or chargee of the Landlord's interest in the Premises in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof.

8.6	The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance referred to in subclause (3) above, or should any such insurance not be approved by either the Landlord or any mortgagee or chargee of the Landlord's

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interest in the Premises and should the Tenant not rectify the situation immediately after written notice by the Landlord to the Tenant, the Landlord has the right without assuming any obligation in connection therewith to affect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Additional Rent without prejudice to any other rights and remedies of the Landlord under this Lease.

8.7	The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Premises, or damage to property of the Tenant or of others located on the Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants or employees or others for whom the Landlord is in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tiles, falling ceiling fixtures and diffuser coverings, steam, gas, electricity, water, flood, snow or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Premises or from the adjoining streets or any other place or by dampness or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by other persons in the Premises or by occupants of adjacent property thereto or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damages to the same including, without limitation, any subrogation claims by the Tenant's insurers.

9	DAMAGE TO THE PREMISES

9.1	If the Premises is damaged or destroyed, in whole or in part, by fire or other peril, then the following provisions shall apply:

(i)	if the damage or destruction renders the Premises unfit for occupancy and impossible to repair or rebuild using reasonable diligence within 30 clear days from the happening of such damage or destruction, then the Term hereby granted shall at the option of the Landlord to be exercised within thirty (30) days of any such occurrence, cease from the date which is three (3) days following the date of the exercise by the Landlord of such option and the Tenant shall immediately surrender the remainder of the Term and give

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possession of the Premises to the Landlord, and the Rent from the time of the surrender shall abate:

(ii)	if the Premises can with reasonable diligence be repaired and rendered fit for occupancy within 30 days from the happening of the damage or destruction, or in the event the Landlord elects not to or fails to exercise its right to terminate this Lease as provided for in Section 9.(1)(a) above, but the damage renders the Premises wholly unfit for occupancy, then the Rent hereby reserved shall not accrue after the day that such damage occurred, or while the process of repair is going on, and the Landlord shall repair the Premises (other than the leasehold improvements, trade fixtures and equipment located or previously located therein, the responsibility for which shall be that of the Tenant) with all reasonable speed, and the Tenant's obligation to pay Rent shall resume immediately after the Landlord's repairs to the Premises have been completed;

(iii)	if the Premises can be repaired within 30 days as aforesaid, but the damage is such that the Premises are capable of being partially used, then until such damage to the Premises has been repaired by the Landlord (other than the leasehold improvements, trade fixtures and equipment located or previously located therein, the responsibility for which shall be that of the Tenant) the Tenant shall continue in possession and the Rent shall abate proportionately.

9.2	Any question as to the degree of damage or destruction or the period of time required to repair or rebuild shall be determined by an architect retained by the Landlord.

9.3	Apart from the provisions of Section 9(1) there shall be no abatement from or reduction of the Rent payable by the Tenant, nor shall the Tenant be entitled to claim against the Landlord for any damages, general or special, caused by fire, water, sprinkler systems, partial or temporary failure or stoppage of services or utilities which the Landlord is obliged to provide according to this Lease, from any cause whatsoever.

10.	ACTS OF DEFAULT AND LANDLORD'S REMEDIES

10.1	An Act of Default has occurred when:

(i)	the Tenant has failed to pay any Rent when due and such failure continues for a period of five (5) consecutive days following written notice from the

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Landlord to the Tenant thereof;

(ii)	The Tenant has breached its covenants or failed to perform any of his obligations under this Lease:

(a)	the Landlord has given notice specifying the nature of the default and the steps required to correct it; and

(b)	the Tenant has failed to correct the default as required by the notice within thirty (30) days of receipt of such notice;

(iii)	the Tenant has:

(a)	become bankrupt or insolvent or made an assignment for the benefit of creditors;

(b)	had its property seized or attached in satisfaction of a judgement;

(c)	had a receiver appointed;

(d)	committed any act or neglected to do anything with the result that a construction lien or other encumbrance is registered against the Premises and such construction lien or other encumbrance is not vacated or discharged within five (5) days following written notice from the Landlord to the Tenant thereof;

(e)	without the consent of the Landlord, made or entered into an agreement to make a sale of its assets to which the Bulk Sale Act applies;

(f)	taken action if the Tenant is a corporation, with a view to winding up, dissolution or liquidation;

(iv)	any insurance policy is cancelled or not renewed by reason of the use or occupation of the Premises, or by reason of non-payment of premiums;

(v)	the Premises are used by any other person(s), or for any other purpose than as provided for in this Lease without the written consent of the Landlord.

10.2	When an Act of Default on the part of the Tenant has occurred:

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(i)	the current month's Rent together with the next three months' Rent shall become due and payable immediately; and

(ii)	the Landlord shall have the right to terminate this Lease and to re-enter the Premises and deal with them as he may choose.

10.3	If, because an Act of Default has occurred, the Landlord exercises his right to terminate this Lease and re-enter the Premises prior to the end of the Term, the Tenant shall nevertheless be liable for payment of Rent and all other amounts payable by the Tenant in accordance with the provisions of this Lease until the Landlord has re-let the Premises or otherwise dealt with the Premises in such manner that the cessation of payments by the Tenant will not result in loss to the Landlord:

(i)	and the Tenant agrees to be liable to the Landlord, until the end of the Term of this Lease for payment of any difference between the amount of Rent hereby agreed to be paid for the Term hereby granted and the rent any new tenant pays to the Landlord.

10.4	The Tenant covenants that notwithstanding any present or future Act of the Legislature of the Province of Ontario, the personal property of the Tenant during the Term of this Lease shall not be exempt from levy by distress for Rent in arrears:

(i)	and the Tenant acknowledges that it is upon the express understanding that there should be no such exemption that this Lease is entered into, and by executing this Lease:

(a)	the Tenant waives the benefit of any such legislative provisions which might otherwise be available to the Tenant in the absence of this agreement; and

(b)	the Tenant agrees that the Landlord may plead this covenant as an estoppel against the Tenant if an action is brought to test the Landlord's right to levy distress against the Tenant's property.

10.5	If, when an Act of Default has occurred, the Landlord chooses not to terminate the Lease and re-enter the Premises, the Landlord shall have the right to take any and all necessary steps to rectify any or all Acts of Default of the Tenant and to charge the costs of such rectification to the Tenant and to recover the costs as Rent.

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10.6	If, when an Act of Default has occurred, the Landlord chooses to waive his right to exercise the remedies available to him under this Lease or at law the waiver shall not constitute condonation of the Act of Default, nor shall the waiver be plead as an estoppel against the Landlord to prevent his exercising his remedies with respect to a subsequent Act of Default.

11.	OVERHOLDING

11.1	The Tenant agrees to permit the Landlord to show the Premises to prospective new tenants or purchasers and to permit anyone having written authority of the Landlord to view the Premises at reasonable hours.

11.2	If the Tenant remains in possession of the Premises after termination of this Lease and if the Landlord then accepts the Rent for the Premises from the Tenant, it is agreed that such overholding by the Tenant and acceptance of Rent by the Landlord shall create a monthly tenancy only but the tenancy shall remain subject to all the terms and conditions of this Lease except those regarding the Term.

12	ACKNOWLEDGEMENT BY TENANT

12.1	The Tenant agrees that he will at any time or times during the Term, upon being given at least forty-eight (48) hours prior written notice, execute and deliver to the Landlord a statement in writing certifying:

(i)	that this Lease is unmodified and is in full force and effect (or if modified stating the modifications and confirming that the Lease is in full force and effect as modified);

12.2	the amount of Rent being paid;

12.3	the dates to which Rent has been paid;

12.4	other charges payable under this Lease which have been paid;

12.5	particulars of any prepayment of Rent or security deposits; and

12.6	particulars of any subtenancies.

13.	SUBORDINATION AND POSTPONEMENT

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13.1	This Lease and all the rights of the Tenant under this Lease are subject and subordinate to any and all charges against the Premises, whether the charge is in the nature of a mortgage, trust deed, lien or any other form of charge arising from the financing or re-financing, including extensions or renewals, of the Landlord's interest in the Premises.

13.2	Upon the request of the Landlord the Tenant will execute any form required to subordinate this Lease and the Tenant's rights to any such charge, and will, if required, attorn to the holder of the charge.

13.3	No subordination by the Tenant shall have the effect of permitting the holder of any charge to disturb the occupation and possession of the Premises by the Tenant as long as the Tenant performs his obligations under this Lease and the Landlord shall provide to the Tenant a non-disturbance agreement satisfactory to the Tenant from any existing or future lien holders, mortgagors or any other registrations on title to the Premises.

13.4	The Landlord acknowledges and agrees that this lease shall be registered on title.

14.	OPTION TO PURCHASE

14.1	The Landlord gives the Tenant the right to purchase the Premises from the Landlord at any time during the term of the lease (“Tenant Option”). During the first two years of the term the Tenant Option shall have a maximum purchase price equal to $8,000,000.00. During the last three years of the Term the maximum purchase price shall be $10,000,000.00. The minimum purchase price shall be $4,500,000.00 at all times during the term. The tenant must give notice to the Landlord that the Tenant would like to exercise its right to purchase the property. The Landlord and Tenant will each order an appraisal to be done on the property by a bone fide commercial property appraiser acceptable to each other. The purchase price shall be determined by averaging the value of the two appraisals and subject always to the minimum and maximum prices indicated in the is paragraph. The appraisal shall be completed no longer than 60 days from the notice date and the agreement of purchase and sale shall be completed no longer than one hundred and twenty days from the notice date. If the process is not completed as per this paragraph within the Term of this Lease, then the Landlord shall not be obliged to sell the property to the Tenant.

15	NOTICE

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15.1	Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given:

To the Landlord at:

Cranberry Cove Holdings Ltd.

25- 2175 Stavebank Road.

Mississauga, Ontario

L5C 1T3

To the Tenant at:

Greenestone Clinic Muskoka Inc.

5734 Yonge Street Suite 300

North York, Ontario

M2M 4E7

15.2	The above addresses may be changed at any time by giving ten (10) days written notice.

15.3	Any notice given by one party to the other in accordance with the provisions of this Lease shall be deemed conclusively to have been received on the date delivered if the notice is served personally or seventy-two (72) hours after mailing if the notice is mailed.

16.	REGISTRATION

16.1	The Tenant shall notify the Landlord in writing prior to registering a notice of or a copy of this Lease on title to the Premises.

17.	INTERPRETATION

17.1	The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

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17.2	The word "Landlord" and the word "Tenant" wherever used herein shall be construed to include the heirs, executors, administrators, successors and assigns of the Landlord and Tenant, respectively.

17.3	When there are two or more Tenants bound by the same covenants herein contained, their obligations shall be joint and several.

18.	LANDLORD'S WORK

18.1	The Tenant acknowledges and agrees that it is taking the Premises in its "as is" condition. Subject to compliance by the Tenant with all applicable provisions of this Lease, including, without limitation, the provisions of Sections 7.(1), 7.(2), 7.(3), 7.(4), 7.(5) and 7.(9), the Tenant shall be entitled to make such alterations and additions to the Premises as it may require for its business operations therein.

19.	FORCE MAJEURE

19.1	Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent, Additional Rent, or any other payments required by this Lease.

20.	WAIVER

20.1	Failure by the Landlord to require performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular Rent so accepted, regardless of the Landlord's knowledge of

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such preceding breach at the time of acceptance of such Rent.  No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord, unless such waiver be in writing by the Landlord.

21.	ACCORD AND SATISFACTION

21.1	No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

22.	ENTIRE AGREEMENT

22.1	This Lease and the schedules and rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or representations, either oral or written, between them other than are herein and in the said schedules and rider, if any, set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

23.	GOVERNING LAW

23.1	The Lease is to be governed by and construed according to the laws of the Province of Ontario.

24.	PARTIAL INVALIDITY

24.1	If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and/or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

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25.	TIME TO BE OF THE ESSENCE

25.1	Time shall be of the essence of this Indenture of Lease.

26.	FURNITURE, EQUIPMENT

26.1	In addition to the lease of the Premises, the Tenant shall be entitled throughout the Term of this Lease to the use of all leaseholds and equipment owned by the Landlord and located in the Premises and as further described and listed in Schedule B as of the commencement date of the Term (the “Equipment”). The Tenant shall throughout the Term of the Lease maintain the Equipment in good condition and repair, reasonable wear and tear only excepted. In no event shall the Tenant at any time during the Term of this Lease remove all or any portion of the Equipment from the Premises without the prior written consent of the Landlord. Upon the expiration or earlier termination of the Term of this Lease the Tenant shall surrender the Equipment to the Landlord in the state of repair required of it pursuant to the provisions hereof. Any items missing at expiration or earlier termination of the Term of this Lease shall be replaced by the Tenant at the Tenants expense. If the Tenant fails to replace any broken or missing items, the Landlord may replace any missing or broken furniture and equipment and may apply the amounts as additional rent, and collect payment as this agreement allows for additional rent.

26.2	Items of furniture and certain equipment not listed in Schedule B are not owned by the Landlord and their use and or availability is subject to Tenant satisfying itself through negotiations with Landlords previous Tenant as to its availability and or use.

28.	RULES AND REGULATIONS

28.1	The Tenant will comply with all rules and regulations as amended, modified or supplemented from time to time by the Landlord with respect to the use and manner of use of the Premises.

29.	ENUREMENT

29.1	All rights and liabilities herein given to, or imposed upon, the Landlord and Tenant shall extend to and bind the heirs, executors, administrators, successors and assigns of the Landlord and Tenant.

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IN WITNESS of the foregoing covenants the Landlord and Tenant have executed this Lease.

GREENESTONE CLINC MUSKOKA INC.

Per: /s/ Shawn Leon

Name: Shawn Leon

Title: President

I/We have authority to bind the Corporation.

CRANBERRY COVE HOLDINGS LTD.

Per: /s/ Shawn Leon

Name: Shawn Leon

Title: President

I/We have authority to bind the Corporation.

SCHEDULE “A”

LEGAL DESCRIPTION

Part Lot 15, Concession F, Former Township of Medora, now in the township of Muskoka Lakes, District Municipality of Muskoka, described as Part 1, Reference Plan 35R-5958 and Parts 2 and 3, Reference Plan 35R-11290 (43.094 acres)

SCHEDULE “B”

LEASHOLD AND EQUIPMENT LIST

11 Hot Water heaters specifically excluded. (They are rental equipment)

All Pool Heating and filtering and sanitizing equipment for the indoor and outdoor pools.

All hot tubs and related equipment.

All furnaces, heating and cooling equipment, steam generating equipment and instant hot water heaters where installed.

All kitchen exhaust equipment.

Walk in Cooler in main kitchen.

Walk in Cooler in Laundry Building excluded.

All septic pumps and panels and control devices for both the septic and water systems.

All telephone equipment and handsets.

All television satellite and antenna receiver equipment and distribution equipment.

.